   As filed with the Securities and Exchange Commission on November 10, 1998
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -----------------
                          LOGITECH INTERNATIONAL S.A.
              (Exact name of issuer as specified in its charter)

   CANTON OF VAUD, SWITZERLAND                      NOT APPLICABLE
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                          LOGITECH INTERNATIONAL S.A.
                              APPLES, SWITZERLAND
                               C/O LOGITECH INC.
                               6505 KAISER DRIVE
                           FREMONT, CALIFORNIA 94555
                                (510) 795-8500
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                          1996 STOCK PLAN, AS AMENDED

                           (Full title of the plans)
                        -------------------------------
                               BARRY ZWARENSTEIN
                            CHIEF FINANCIAL OFFICER
                          LOGITECH INTERNATIONAL S.A.
                               C/O LOGITECH INC.
                               6505 KAISER DRIVE
                          FREMONT, CALIFORNIA  94555
           (Name, address and telephone number of agent for service)
                          ---------------------------
                                   Copy to:

                             ALAN K. AUSTIN, Esq.
                           ELIZABETH R. FLINT, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94304
                           -------------------------


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                   Proposed
                                                           Proposed Maximum         Maximum
                                          Amount to be      Offering Price         Aggregate          Amount of
Title of Securities to be Registered       Registered        Per Share(1)        Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------------------------
Registered Shares represented by
American Depositary Shares

1996 Stock Plan                             300,000 (2)        $11.00             $3,300,000.00          $917.40

===================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's American Depositary Shares representing the Company's Registered Shares as reported on the Nasdaq National Market on November 6, 1998. Each Registered Share is represented by ten American Depositary Shares.

(2) The 300,000 Registered Shares are represented by 3,000,000 American Depositary Shares. The Registered Shares under the 1996 Stock Plan will be treasury shares currently held by the Company, Registered Shares to be purchased on the Swiss market by the Company or will be issued from conditional shares approved by the Company's shareholders.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

     Logitech International S.A. (the "Company" or the "Registrant") hereby incorporates by reference in this registration statement the following documents:

     (a) The Registrant's Prospectus, filed on March 27, 1997 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     (b) The description of Registrant's Registered Shares contained in the Registrant's Registration Statement on Form 8-A dated March 5, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on March 19, 1997 including any amendment or report filed for the purpose of updating such description.

     (c) The Company's Annual Report on Form 20-F for the fiscal year ended March 31, 1998, filed June 29, 1998.

     (d) The Company's Quarterly Report on Form 6-K for the fiscal quarter ended June 30, 1998 filed August 17, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

     The Company has entered into agreements to indemnify its officers and directors. Certain of these agreements are between the respective officer or director and the Company, and cover claims brought under U.S. laws to the fullest extent permitted by Swiss law. In addition, Logitech Inc., a wholly owned United States subsidiary of the Company, has entered into separate indemnification agreements with the Company's executive officers and directors. The agreements with Logitech Inc. are broader in certain respects than those entered into with the Company. These agreements, among other things, indemnify directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amount incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

                 Not applicable.

Item 8.   Exhibits
------    --------

          4.1 Form of Deposit Agreement, dated as of March 27, 1997, among Logitech International S.A., The Bank of New York as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) (incorporated herein by reference to Exhibit (a) to the Registration Statement on Form F-6 (File No. 333-06464) declared effective by the Securities and Exchange Commission on March 19, 1997.)*

          4.2    1996 Stock Plan, as amended.

          5.1 Opinion of Lenz & Staehelin as to the validity of the Registered Shares

         23.1    Consent of PriceWaterhouseCoopers, S.A., Independent
                 Accountants

         23.2    Consent of Lenz & Staehelin (included in Exhibit 5.1)

         24.1    Power of Attorney. Reference is made to page II-4 (Signatures).
_______________________

     *Incorporated by reference to exhibit included in Registrant's Registration Statement on Form F-1 (File No. 333-06424) declared effective by the Securities and Exchange Commission on March 19, 1997.

Item 9.   Undertakings
------    ------------

     (a)  Rule 415 Offering   The undersigned registrant hereby undertakes:
          -----------------

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on November 6, 1998.

                               LOGITECH INTERNATIONAL S.A.

                               By:    /s/ Barry Zwarenstein
                                      ---------------------
                               Name:  Barry Zwarenstein
                               Title: Sr. Vice President, Finance & Business
                                      Development; Chief Financial Officer

                               By:    /s/ Guerrino DeLuca
                                      -------------------
                               Name:  Guerrino DeLuca
                               Title: President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any two of Guerrino DeLuca and Barry Zwarenstein as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8 or abbreviated registration statement with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                             Date
------------------------   -------------------------------------------   -------------------

/s/Guerrino DeLuca         President and Chief Executive Officer         November 6, 1998
------------------------   (Principal Executive Officer)
Guerrino DeLuca

/s/Barrel Zwarenstein      Sr. Vice President, Finance & Business        November 6, 1998
------------------------   Development; Chief Financial Officer
Barry Zwarenstein          (Principal Financial and Accounting Officer
                           and U.S. Representative)

/s/Daniel Borel            Chairman of the Board                         November 6, 1998
------------------------
Daniel Borel

/s/Pier Carlo Falotti      Director                                      November 6, 1998
------------------------
Pier Carlo Falotti

/s/Jean-Louis Gassee       Director and Secretary                        November 6, 1998
------------------------
Jean-Louis Gassee

/s/K.S. Chay               Director                                      November 6, 1998
------------------------
K.S. Chay

                                      II-4